EXHIBIT 32

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Annual Report of SmartFinancial, Inc., a Tennessee corporation (the “Company”), on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (the “Report”), each of William Y. Carroll, Jr., President & Chief Executive Officer of the Company, and C. Bryan Johnson, Executive Vice President and Chief Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William Y. Carroll, Jr.
William Y. Carroll Jr.
President and Chief Executive Officer and Director
(principle executive officer)
Date: March 12, 2020
/s/ Ronald J. Gorczynski
Ronald J. Gorczynski
Executive Vice President and Chief Financial Officer
(principle financial and accounting officer)
Date: March 12, 2020